SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): December 23, 2005

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 North Harrison Street, Princeton, New Jersey	08543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 683-5900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 23, 2005, Church & Dwight Co., Inc. (the “Company”) entered into an amended and restated credit agreement (the “Credit Agreement”) with several banks and other financial institutions, The Bank of Nova Scotia, Bank of America, N.A. and National City Bank, each as a documentation agent, Citicorp North America, Inc., as syndication agent, and J.P. Morgan Chase Bank, N.A. as administrative agent. The Credit Agreement which refinanced the Company’s existing bank term loans and continued its existing revolving loan facility provides for (i) a five year term loan in an aggregate principal amount of $300,000,000, which term loan may be increased by up to an additional aggregate principal amount of $250,000,000 upon the satisfaction of certain conditions set forth in the Credit Agreement (the “Term Loan”), and (ii) a multi-currency revolving credit and letter of credit facility in an aggregate principal amount of up to $100,000,000 (the “Revolving Loans”). The Term Loan will bear interest at a rate lower than that payable with respect to the term loans it refinanced. The Revolving Loans, which are currently undrawn, are available for general corporate purposes. The obligations of the Company under the Credit Agreement are secured by substantially all of the assets of the Company and certain of its domestic subsidiaries.

The Revolving Loans and the Term Loan will bear interest at the election of the Company at either (i) a Eurocurrency rate as determined by the rate for the applicable currency borrowed on the Telerate screen two business days prior to the applicable date of borrowing, for an interest period of one, two, three or six months as determined by the Company or (ii) an alternate base rate equal to the highest of (1) the JP Morgan prime rate, (2) the reserve adjusted three month secondary CD rate or (3) the federal funds effective rate; plus in the case of either selected rate, an applicable margin. The applicable margin is based upon a pricing grid and varies according the Company’s leverage ratio as set forth in its most recent quarterly financial statements. On the closing date, the margins for the Revolving Loans were 1.50% for the Eurocurrency rate and .50% over the alternate base rate. The initial margins for the Term Loan were 1% over the Eurocurrency rate and 0% over the alternate base rate. The Term Loan will amortize 5% in year one, 10% in years two and three, 20% in year four and the balance in year 5 payable in quarterly installments.

The Credit Agreement contains affirmative and negative covenants, financial covenants (including, without limitation, a maximum leverage ratio and a minimum interest coverage ratio), representations and warranties and events of defaults. In addition, the Term Loan is subject to required prepayment provisions and the Revolving Loan commitment subject to certain mandatory commitment reductions. The Credit Agreement permits the Company to incur additional secured and unsecured debt subject to covenant compliance and other terms and conditions. The covenants, representations and warranties and events of default referenced in this paragraph are subject to important exceptions and qualifications, which are described in the Credit Agreement filed herewith.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description of Document
99.1	Amended and Restated Credit Agreement, dated as of December 23, 2005, among the Company, the several banks and other financial institutions party thereto, The Bank of Nova Scotia, Bank of America, N.A. and National City Bank, each as a documentation agent, Citicorp North America, Inc., as syndication agent, and J.P. Morgan Chase Bank, N.A. as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date: January 6, 2006	By:	/s/ Zvi Eiref
	Name:	Zvi Eiref
	Title:	Vice President-Finance and Chef Financial Officer